Exhibit 99.1

SuccessFactors Reports 42 Percent Billings Growth and 78 Percent Non-GAAP Revenue Growth

SAN MATEO, Calif. – Oct. 26, 2011 – SuccessFactors, Inc. (NYSE: SFSF) the global leader in Cloud-based business execution software, today announced results for its third quarter which ended Sept. 30, 2011.

“Our 42 percent billings growth demonstrates a vigorous and balanced global business. We cannot hire quickly enough to meet the demand, in what seems to be a market in its very first chapter that we are leading. This strong growth excludes backlog which would significantly increase our numbers. We took services off paper and had we added that, we would be looking at nearly 50 percent year-over-year growth which supports our growing and strategically important 30-partner eco-system. Despite being incorporated later than most of our pure play Cloud competitors, we believe that we are now the largest. At our most recent satellite customer event in San Diego, with more than 600 customers, partners and analysts in attendance, there was validation that this market is at a tipping point. Our customers are quickly realizing the benefits of bringing these mission critical applications together from one trusted enterprise class vendor. Many customers are increasing their commitments from 1-2 to 5-10 products from what in our view is the universal Business Execution (BizX) Cloud platform by SuccessFactors. No one else provides the breadth and depth of our universal offering, which we built and bought with the close collaboration of our customers. Our customers have been waiting for a credible and trusted leader in the space,” said Lars Dalgaard, founder and CEO, SuccessFactors.

“SuccessFactors is seen as No. 1 in its market, and the acquisition of Plateau, the leader in enterprise learning, has made us the clear choice. This position has given us an unexpected boost in credibility, and scalability resulting in decisions on big projects, pipeline growth, increased partnering choices globally, and an increase in renewals and upsell opportunities from what is now close to 50 percent of the Fortune 500. We seem to have the biggest Cloud user contracts everywhere, in Europe (Ex. one customer with 400,000 users), the US (Ex. one customer), Latin America and Asia, and what seems to be the broadest suite in our industry. The trust from global customers of all sizes, for us to manage some of their most important business data in the cloud, gives us confidence to expand rapidly beyond our current product footprint, and partner like for instance with VMware’s Cloud Foundry to extend into the rest of the enterprise application business data layer, first through partnering then building, investing and acquiring in the cloud” Dalgaard continued.

Results for the Third Quarter Fiscal 2011:

•

Q3 FY11 Revenue: For the quarter ended Sept. 30, 2011, GAAP revenue was $91.2 million, compared to $51.5 million in the quarter ended Sept. 30, 2010, an increase of approximately 77 percent year-over-year and an increase of 25 percent sequentially from Q2 FY11. Non-GAAP revenue for the third quarter was $95.1 million, compared to the company’s prior guidance of $83 million to $84 million, and compared to $53.4 million in the quarter ended Sept. 30, 2010, an increase of approximately 78 percent year-over-year and an increase of 30 percent sequentially from Q2 FY11.

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Q3 FY11 Operating Income (Loss): For the quarter ended Sept. 30, 2011, the company recognized a GAAP operating loss of $20 million, and non-GAAP operating income of $8.6 million. Non-GAAP operating income includes $3.8 million in net impact of acquisition related deferred revenue before fair value adjustment, net and excludes $18.8 million in stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions and deal related costs and a loss of approximately $6 million of revaluation of contingent consideration for the quarter ended Sept. 30, 2011.

•

Q3 FY11 Total Deferred Revenue: Total deferred revenue as of Sept. 30, 2011 was $243.9 million, compared to $234.4 million at Dec. 31, 2010 and up approximately 18 percent year-over-year from $206.1 million at Sept. 30, 2010.

•

Q3 FY11 Cash Flow Generated from Operations: For the quarter ended Sept. 30, 2011, cash flow generated from operating activities was $4 million, compared to $9.6 million in the quarter ended Sept. 30, 2010.

•

Q3 FY11 Net Income (Loss) per Common Share: For the quarter ended Sept. 30, 2011, on a GAAP basis, net loss per common share basic and diluted was $0.30. On a non-GAAP basis, net income per common share, basic and diluted was $0.08 and $0.07, respectively. Non-GAAP net income per common share, both basic and diluted, excludes $18.8 million in stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions and deal-related costs, approximately $6 million revaluation loss of contingent consideration related to business combinations, and $2.7 million unrealized foreign exchange loss on an intercompany acquisition loan related to Inform. This compares to non-GAAP net income per common share basic and diluted of $0.03 in the second quarter of 2011 which excluded approximately $17.7 million of stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions and deal related costs, a $10.3 million revaluation loss of contingent consideration related to business combinations and $1 million unrealized foreign exchange gain on an intercompany acquisition loan related to Inform, and approximately $16.5 million tax benefit related to Plateau Systems, and non-GAAP net income per common share, basic and diluted, of $0.01 in the third quarter of 2010 which excluded approximately $8.5 million of stock-based compensation, a $3.1 million revaluation gain of contingent consideration related to business combinations and $3.5 million unrealized foreign exchange gain on an intercompany acquisition loan related to Inform. For the third quarter of 2011, GAAP net loss per common share calculation assumed a weighted average share count of approximately 83.1 million, and non-GAAP net income per share calculation assumed a weighted basic average share count of 83.1 million and a weighted average diluted share count of 87 million. For the third quarter of 2010, GAAP net loss per common share calculation assumed a weighted average share count of approximately 74.6 million, and non-GAAP net income per share assumed a weighted average basic share count of 74.6 million and a weighted average diluted share count of 81.7 million.

For Additional Third Quarter Fiscal 2011 Highlights please visit: http://www.successfactors.com/press-releases/.

Guidance:

SuccessFactors is initiating guidance for its fourth quarter fiscal 2011 and updating its outlook for the full fiscal year 2011, as of Oct. 26, 2011.

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Q4 FY11: Non-GAAP revenue for the company’s fourth fiscal quarter is projected to be in the range of approximately $95 million to $97 million, or an increase of approximately 55 percent when compared to the same period in the prior year. Non-GAAP revenue includes the effect of deferred revenue from acquired companies that is required to be written down for GAAP purposes under purchase accounting rules. Non-GAAP net income per common share, basic and diluted, is expected to be above breakeven. Non-GAAP net income per common share estimates exclude the effects of estimated stock-based compensation expense, amortization of intangible assets, future cash consideration of acquisitions, deal related costs and revaluation of contingent consideration related to business combinations and any unrealized foreign exchange gains/losses on an intercompany acquisition loan and assumes average weighted basic and diluted share counts of approximately 84 million shares and 95.1 million shares, respectively.

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Full Year 2011: Non-GAAP revenue for the company’s full fiscal 2011 is now expected to be in the approximate range of $331 million to $333 million, which is an increase of approximately 59 percent when compared to fiscal 2010. Non-GAAP net income per common share estimates exclude the effects of estimated stock-based compensation expense, amortization of intangible assets, future cash consideration of acquisitions, deal related costs and revaluation of contingent consideration related to business combinations and any unrealized foreign exchange gains/losses on an intercompany acquisition loan and assumes average weighted basic and diluted share counts of approximately 80.9 million shares and 92.1 million shares, respectively.

Q3 FY11 Financial Results Conference Call:

SuccessFactors will host a conference call today at 2 p.m. PDT/ 5 p.m. EDT to discuss the third quarter and fiscal 2011 financial results with the investment community. A live webcast of the event will be available on SuccessFactors’ Investor Relations website at http://www.successfactors.com/investor. A live domestic dial-in is available at +1 (888) 895-8076 or +1 (973) 200-3188 internationally. A domestic replay will be available at +1 (855) 859-2056 or +1 (404) 537-3406 internationally, using passcode 14774294, and available via webcast replay until Nov. 9, 2011.

Use of Non-GAAP Financial Information:

SuccessFactors provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand SuccessFactors’ past financial performance and future results, SuccessFactors has supplemented its financial results that it provides in accordance with GAAP, with non-GAAP financial measures. The method SuccessFactors uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. The non-GAAP measures used by SuccessFactors in this press release exclude the impact of stock-based compensation expense, the amortization of intangible assets, integration costs, future cash consideration of acquisition and deal related costs, revaluation of contingent consideration or write-downs for fair value accounting related to business combinations, any unrealized foreign exchange gain/loss on an intercompany loan related to the acquisition of Inform, and a tax benefit related to the acquisition of Plateau Systems. The company defines billings as GAAP revenue plus change in total deferred revenue. Non-GAAP revenue includes revenue from acquired companies that is required to be written down for GAAP purposes under purchase accounting rules.

About SuccessFactors

SuccessFactors is the leading provider of cloud-based Business Execution Software, and delivers business alignment, team execution, people performance, and learning management solutions to organizations of all sizes across more than 60 industries. With approximately 15 million subscription seats globally, we strive to delight our customers by delivering innovative solutions, content and analytics, process expertise and best practices insights from serving our broad and diverse customer base. Today, we have more than 3,500 customers in more than 168 countries using our application suite in 34 languages.

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are SuccessFactors’ current expectations and beliefs.

These forward-looking statements include statements about future financial results and prospects. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to retain customers and to experience high customer renewal rates; whether customers renew their agreements for additional modules or users; pricing pressures; our ability to sell our applications to customers of acquired companies; our ability to sell applications of acquired companies to our customers; the uncertain impact of the overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the business execution market is at an early stage of development, and may not develop as rapidly as we anticipate; risks related to the integration of the acquisitions, including retaining customers and employees and managing geographically-dispersed operations and incurring liabilities of the acquired business; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new services; the impact of any discovered product defects or outages; our ability to continue to sell our services outside the HR area; our ability to manage our growth; our ability to successfully expand our sales force and its effectiveness; whether our resellers and other partners will be successful in marketing our products; our ability to continue to manage expenses; the impact of unforeseen expenses, including as a result of integrating acquisitions; and general economic conditions worldwide. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Further information on these and other factors that could affect these forward-looking statements is included in the section entitled “Risk Factors” in our Annual Report on Form 10-K and in our most recent report on Form 10-Q and in other filings we make with the Securities and Exchange Commission from time to time.

SuccessFactors, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	As of September 30, 2011	As of December 31, 2010
	(unaudited)	(1)
Assets:
Current assets:
Cash and cash equivalents	$94,553	$75,384
Marketable securities	153,778	281,073
Accounts receivable, net of allowance for doubtful accounts	76,725	80,440
Deferred commissions	6,766	7,106
Prepaid expenses and other current assets	13,960	8,022

Total current assets	345,782	452,025
Restricted cash	1,744	913
Property and equipment, net	14,971	8,737
Deferred commissions, less current portion	10,004	12,854
Goodwill	258,415	64,077
Intangible assets	97,598	37,832
Other assets	1,886	975

Total assets	$730,400	$577,413

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$4,503	$7,254
Accrued expenses and other current liabilities	23,124	11,433
Accrued employee compensation	24,940	23,467
Deferred revenue	233,212	219,868
Notes payable	876	—
Acquisition-related contingent considerations	—	5,200

Total current liabilities	286,655	267,222

Deferred revenue, less current portion	10,706	14,577
Notes payable, less current portion	1,444	—
Long-term income taxes payable	2,620	1,987
Acquisition-related contingent considerations, less current portion	27,022	21,050
Other long-term liabilities	2,937	1,248

Total liabilities	331,384	306,084

Stockholders’ equity:
Common stock	84	77
Additional paid-in capital	658,807	499,343
Accumulated other comprehensive income	2,218	3,258
Accumulated deficit	(262,093)	(231,349)

Total stockholders’ equity	399,016	271,329

Total liabilities and stockholders’ equity	$730,400	$577,413

(1)	The condensed consolidated balance sheet as of December 31, 2010 has been derived from the audited financial statements as of that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

SuccessFactors, Inc.

Condensed Consolidated Statement of Operations

(unaudited, in thousands)

	$000,000	$000,000	$000,000	$000,000
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue
Subscription and support	$65,863	$42,079	$172,174	$117,030
Professional services and other	25,373	9,457	59,510	28,744

Total revenue	91,236	51,536	231,684	145,774

Cost of revenue (1)
Subscription and support	17,466	7,331	38,877	18,238
Professional services and other	15,245	9,143	38,291	20,562

Total cost of revenue	32,711	16,474	77,168	38,800

Total gross profit	58,525	35,062	154,516	106,974

Operating expenses: (1)
Sales and marketing	38,735	25,166	106,093	69,585
Research and development	18,242	11,048	47,533	27,699
General and administrative	15,585	9,180	44,303	24,877
Revaluation of contingent considerations	5,976	(3,056)	4,620	(3,056)
Gain on settlement of litigation, net	—	—	(2,906)	—

Total operating expenses	78,538	42,338	199,643	119,105

Loss from operations	(20,013)	(7,276)	(45,127)	(12,131)

Unrealized foreign exchange gain (loss) on intercompany loan	(2,669)	3,453	(1,168)	3,453
Interest income (expense) and other, net	(1,782)	1,301	(490)	765

Loss before benefit for (provision of) income taxes	(24,464)	(2,522)	(46,785)	(7,913)

Benefit for (provision of) income taxes	(557)	(292)	16,041	(486)

Net loss	$(25,021)	$(2,814)	$(30,744)	$(8,399)

Net loss per common share, basic and diluted	$(0.30)	$(0.04)	$(0.38)	$(0.11)

Shares used in computing net loss per common share, basic and diluted*	83,136	74,618	79,883	73,100

(1)	Amounts include stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions, and due diligence and integration costs as follows:

	$ 000,000	$ 000,000	$ 000,000	$ 000,000
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cost of revenue	$6,108	$2,322	$12,524	$3,602
Sales and marketing	4,621	2,408	12,482	6,157
Research and development	3,331	975	7,110	2,572
General and administrative	4,733	2,815	15,438	5,736

	$18,793	$8,520	$47,554	$18,067

*	Excludes 561,883 shares held in escrow in connection with Inform and Cubetree acquisitions

SuccessFactors, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cash flow from operating activities:
Net loss	$(25,021)	$(2,814)	$(30,744)	$(8,399)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,238	1,469	5,851	4,074
Loss on retirement/impairment of fixed asset	—	76	—	76
Amortization of deferred commissions	4,341	2,227	12,620	6,552
Stock-based compensation expense	12,404	5,841	29,495	15,388
Amortization of intangible assets	4,620	1,482	8,184	1,482
Loss (gain) on revaluation of contingent consideration	5,976	(3,056)	4,620	(3,056)
Unrealized foreign exchange loss (gain) on intercompany loan	2,669	(3,453)	1,168	(3,453)
Income tax benefit in connection with acquisitions	—	—	(16,541)	—
Changes in assets and liabilities:
Accounts receivable	(2,526)	(8,113)	13,805	3,278
Deferred commissions	(4,442)	(4,457)	(9,429)	(8,666)
Prepaid expenses and other current assets	1,328	(1,628)	5,852	(2,813)
Other assets	329	327	1,863	(218)
Accounts payable	(1,304)	305	(3,060)	585
Accrued expenses and other current liabilities	(2,941)	2,000	5,751	2,470
Accrued employee compensation	3,137	4,710	653	1,314
Long-term income taxes payable	143	152	282	36
Other liabilities	450	208	(7,364)	(8)
Deferred revenue	2,625	14,285	(416)	20,855

Net cash provided by operating activities	4,026	9,561	22,590	29,497

Cash flow from investing activities:
Restricted cash	4	(14)	(2)	(2)
Advances to principal shareholders of Inform	—	2,175	—	—
Capital expenditures	(1,885)	(1,414)	(4,925)	(3,196)
Proceeds from sale of assets	—	—	—	1
Acquisitions, net of cash acquired	(5,000)	(26,089)	(135,296)	(26,089)
Purchases of available-for-sale securities	(78,420)	(127,092)	(124,703)	(272,733)
Proceeds from maturities of available-for-sale securities	37,725	62,250	140,721	154,353
Proceeds from sales of available-for-sale securities	18,017	53,256	109,914	96,500

Net cash used in investing activities	(29,559)	(36,928)	(14,291)	(51,166)

Cash flow from financing activities:
Offering costs	—	—	—	(111)
Proceeds from exercise of stock options, net	4,122	6,215	15,096	10,948
Principal payments on contingent consideration	(4,000)	—	(4,000)	—

Net cash provided by financing activities	122	6,215	11,096	10,837

Effect of exchange rate changes on cash and cash equivalents	(803)	1,053	(226)	786

Net (decrease) increase in cash and cash equivalents	(26,214)	(20,099)	19,169	(10,046)
Cash and cash equivalents at beginning of period	120,767	86,671	75,384	76,618

Cash and cash equivalents at end of period	$94,553	$66,572	$94,553	$66,572

Non-cash transactions:
Common stock issued and stock options and restricted stock units assumed in connection with acquisitions	$—	$31,796	$116,055	$31,796
Purchase of software licenses	363	—	2,906	—

SuccessFactors, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Non-GAAP Revenue
GAAP Revenue	$91,236	$51,536	$231,684	$145,774
(a) Net impact of acquisition related deferred revenue before fair value adjustment	3,877	1,892	4,529	1,892

Non-GAAP Revenue	$95,113	$53,428	$236,213	$147,666

Billings reconciliation:
GAAP Revenue	$91,236	$51,536	$231,684	$145,774

Ending total deferred revenue	243,918	206,087	243,918	206,087
Less: Beginning total deferred revenue	241,679	188,194	234,445	181,624
Less: Beginning total deferred revenue from acquisitions	—	3,573	9,888	3,573

Change in total deferred revenue	2,239	14,320	(415)	20,890

Billings (revenue plus change in total deferred revenue)	$93,475	$65,856	$231,269	$166,664

Billings profit and margin reconciliation:
Billings	$93,475	$65,856	$231,269	$166,664

Non-GAAP total cost of revenue and operating expenses (total spend)	86,480	53,348	224,637	142,894

Billings profit	$6,995	$12,508	$6,632	$23,770

Billings margin	7%	19%	3%	14%

Net income (loss) and net income (loss) per share reconciliations:
GAAP net loss	$(25,021)	$(2,814)	$(30,744)	$(8,399)
(a) Net impact of acquisition related deferred revenue before fair value adjustment	3,877	1,892	4,529	1,892
(b) Stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions, and due diligence and integration costs	18,793	8,520	47,554	18,067
(c) Revaluation of contingent considerations	5,976	(3,056)	4,620	(3,056)
(d) Foreign exchange unrealized loss (gain) on intercompany acquisition loan related to Inform	2,669	(3,453)	1,168	(3,453)
(e) Tax benefit related to Jambok and Plateau	—	—	(17,692)	—

Non-GAAP net income excluding stock-based compensation expense and other items	$6,294	$1,089	$9,435	$5,051

GAAP net loss per common share - basic and diluted	$(0.30)	$(0.04)	$(0.38)	$(0.11)

Non-GAAP net income per common share (excluding stock-based compensation expense and other items) - basic	$0.08	$0.01	$0.12	$0.07

Non-GAAP net income per common share (excluding stock-based compensation expense and other items) - diluted	$0.07	$0.01	$0.11	$0.06

GAAP shares used in computing net loss per common share, basic	83,136	74,618	79,883	73,100

GAAP shares used in computing net loss per common share, diluted	87,020	81,681	84,194	80,009

Total spend reconciliation:
GAAP total cost of revenue and operating expenses	$111,249	$58,812	$276,811	$157,905
(b) Stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions, and due diligence and integration costs	18,793	8,520	47,554	18,067
(c) Revaluation of contingent considerations	5,976	(3,056)	4,620	(3,056)

Non-GAAP total cost of revenue and operating expenses (total spend)	$86,480	$53,348	$224,637	$142,894

Gross profit and gross margin reconciliations:
GAAP gross profit	$58,525	$35,062	$154,516	$106,974
(a) Net impact of acquisition related deferred revenue before fair value adjustment	3,877	1,892	4,529	1,892
(b1) Stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions and integration costs	6,108	2,322	12,524	3,602

Non-GAAP gross profit	$68,510	$39,276	$171,569	$112,468

GAAP gross margin percentage	64%	68%	67%	73%

Non-GAAP gross margin percentage	72%	74%	73%	76%

Cost of revenue reconciliation:
GAAP cost of revenue	$32,711	$16,474	$77,168	$38,800
(b1) Stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions and integration costs	6,108	2,322	12,524	3,602

Non-GAAP cost of revenue	$26,603	$14,152	$64,644	$35,198

Total operating expenses reconciliation:
GAAP operating expenses	$78,538	$42,338	$199,643	$119,105
(b2) Stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions and integration costs	12,685	6,198	35,030	14,465
(c) Revaluation of contingent considerations	5,976	(3,056)	4,620	(3,056)

Non-GAAP operating expenses	$59,877	$39,196	$159,993	$107,696

Total sales and marketing reconciliation:
GAAP sales and marketing	$38,735	$25,166	$106,093	$69,585
(b3) Stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions and integration costs	4,621	2,408	12,482	6,157

Non-GAAP sales and marketing	$34,114	$22,758	$93,611	$63,428

Total research and development reconciliation:
GAAP research and development	$18,242	$11,048	$47,533	$27,699
(b4) Stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions and integration costs	3,331	975	7,110	2,572

Non-GAAP research and development	$14,911	$10,073	$40,423	$25,127

Total general and administrative reconciliation:
GAAP general and administrative expenses	$15,585	$9,180	$44,303	$24,877

(b5) Stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions, and due diligence and integration costs	4,733	2,815	15,438	5,736

Non-GAAP general and administrative	$10,852	$6,365	$28,865	$19,141

Operating margin reconciliation:
GAAP loss from operations	$(20,013)	$(7,276)	$(45,127)	$(12,131)
(a) Net impact of acquisition related deferred revenue before fair value adjustment	3,877	1,892	4,529	1,892

(b) Stock-based compensation expense, amortization of intangibles, future cash consideration of acquisitions, and due diligence and integration costs	18,793	8,520	47,554	18,067
(c) Revaluation of contingent considerations	5,976	(3,056)	4,620	(3,056)

Non-GAAP income from operations less stock-based compensation and other items	$8,633	$80	$11,576	$4,772

Non-GAAP Revenue	$95,113	$53,428	$236,213	$147,666

Non-GAAP operating margin percentage	9%	0%	5%	3%

Free cash flow reconciliation:
Net cash provided by operating activities	$4,026	$9,561	$22,590	$29,497
Less: Capital expenditures	(1,885)	(1,414)	(4,925)	(3,196)

Free cash flow	$2,141	$8,147	$17,665	$26,301

Contact:

For investor inquiries:

Karen Moran

+1-650.645.4439

kmoran@successfactors.com

For media inquiries:

Andrea Meyer

+1-415.370.7329

ameyer@successfactors.com